EXHIBIT 10.2

GUARANTY

GUARANTY, dated July 30, 2010, made by Fredericks.com, Inc., a Nevada corporation (“Guarantor”), in favor of each of the Lenders (as hereinafter defined) and Hilco Brands, LLC, as agent for the Lenders (the “Agent”) pursuant to the Financing Agreement referred to below.

WITNESSETH:

WHEREAS, Fredericks of Hollywood Group Inc., a New York corporation (“Group”), FOH Holdings, Inc., a Delaware corporation (the “Parent”), Frederick’s of Hollywood, Inc., a Delaware corporation (“Frederick’s”), Frederick’s of Hollywood Stores, Inc., a Nevada corporation (“Stores”), Hollywood Mail Order LLC, a Nevada limited liability company (“Mail Order”; together with the Group, Parent, Frederick’s and Stores, each, a “Borrower” and collectively, the “Borrowers”), the lending parties from time to time a party thereto (each individually a “Lender” and collectively, the “Lenders”), and the Agent are parties to a Financing Agreement, dated as of July 30, 2010 (such Agreement, as amended, restated or otherwise modified from time to time, being hereinafter referred to as the “Financing Agreement”);

WHEREAS, pursuant to the Financing Agreement, the Lenders have agreed to make a certain secured term loan to the Borrowers;

WHEREAS, Group directly or indirectly owns all of the issued and outstanding shares of capital stock of Guarantor;

WHEREAS, it is a condition precedent to the making of the Loan pursuant to the Financing Agreement that Guarantor shall have executed and delivered to the Agent and the Lenders a guaranty guaranteeing the obligations of the Borrowers under the Loan Documents (as defined in the Financing Agreement);

WHEREAS, the Borrowers and the Guarantor are mutually dependent on each other in the conduct of their respective businesses as an integrated operation, with the credit needed from time to time by the Guarantor often being provided through financing obtained by the Borrowers and the ability of the Borrowers to obtain such financing being dependent on the successful operations of the Guarantor; and

WHEREAS, Guarantor has determined that its execution, delivery and performance of this Guaranty directly benefit, and are within the purposes and in the best interests of, Guarantor;

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Lenders to make the Loan pursuant to the Financing Agreement, Guarantor hereby agrees with the Lenders and the Agent as follows:

SECTION 1.    Definitions.  Reference is hereby made to the Financing Agreement for a statement of the terms thereof. All terms used in this Guaranty which are defined therein and not otherwise defined herein shall have the same meanings herein as set forth in the Financing Agreement.

SECTION 2.    Guaranty.  Guarantor hereby (i) irrevocably, absolutely and unconditionally guarantees and becomes surety for the prompt payment by the Borrowers, as and when due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts now or hereafter owing in respect of the Note, the Financing Agreement and the other Loan Documents, whether for principal, interest (including, without limitation, interest accruing on or after the commencement of any Insolvency Proceeding relating to a Borrower), premiums, indemnities, fees, costs, expenses (including, without limitation, fees, costs and expenses arising or accruing on or after the commencement of any Insolvency Proceeding relating to a Borrower), or otherwise, and whether accruing before or subsequent to the commencement of any Insolvency Proceeding relating to a Borrower (notwithstanding the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), and the due performance and observance by each Borrower of its other obligations now or hereafter existing in respect of the Loan Documents (collectively, the “Obligations”); and (ii) agrees to pay any and all expenses (including counsel fees, costs and expenses) incurred by the Agent and the Lenders in enforcing any of their rights under this Guaranty. Without limiting the generality of the foregoing, Guarantor’s liability shall extend to all amounts that constitute part of the Obligations and would be owed by a Borrower under the Financing Agreement or other Loan Documents but for the fact that such document is unenforceable or not allowable due to the existence of an Insolvency Proceeding involving a Borrower.

SECTION 3.    Guarantor’s Obligations Unconditional.

(a)           Guarantor hereby guarantees that the Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Lenders with respect thereto. Guarantor agrees that its guarantee and suretyship constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be made by the Agent or the Lenders to any Collateral. The obligations of Guarantor under this Guaranty are independent of the obligations under the Financing Agreement and the other Loan Documents, and a separate action or actions may be brought and prosecuted against Guarantor to enforce this Guaranty, irrespective of whether any action is brought against any Borrower or any other Loan Party or whether any Borrower or any other Loan Party is joined in any such action. The liability of Guarantor hereunder shall be absolute, unlimited and unconditional irrespective of: (i) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto; (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from any provision of any Loan Document (including the creation or existence of any Obligations in excess of the amount evidenced by the Loan Documents); (iii) any exchange or release of, or non-perfection of any Lien on or security interest in, any Collateral, or any release or amendment or waiver of or consent to any departure from any other guaranty, for all or any of the Obligations; (iv) the existence of any claim, set-off, defense or other right that Guarantor may have at any time against any Person, including, without limitation, the Agent or any of the Lenders, or (v) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Borrower or any Loan Party in respect of the Obligations or Guarantor in respect hereof.

(b)           This Guaranty (i) is a continuing guaranty and suretyship and shall remain in full force and effect until such date on which all of the Obligations and all other expenses to be paid by the Guarantor pursuant hereto shall have been Paid in Full and (ii) shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Agent or any Lender, in connection with an Insolvency Proceeding with respect to a Borrower or otherwise, all as though such payment had not been made. As used herein, “Paid in Full” means the indefeasible, full and final payment in cash, in immediately available funds, of all the Obligations (whether or not any of the Obligations shall have been voided, disallowed or subordinated pursuant to any provision of the Bankruptcy Code, any applicable state fraudulent conveyance law, any other law in connection with an Insolvency Proceeding or otherwise).  The expressions “prior payment in full”, “payment in full”, “paid or satisfied in full” and “paid in full” (whether or not such expressions are capitalized) and other similar phrases shall have correlative meanings.

SECTION 4.    Waivers.

(a)           Guarantor hereby waives: (i) promptness and diligence; (ii) notice of acceptance and notice of the incurrence of any Obligation by the Borrowers; (iii) notice of any actions taken by the Agent, the Borrowers, any Loan Party or any Lender under any Loan Document or any other agreement or instrument relating thereto; (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations or of the obligations of Guarantor hereunder, the omission of or delay in which, but for the provisions of this Section 4, might constitute grounds for relieving Guarantor of its obligations hereunder; (v) any right to compel or direct the Agent or the Lenders to seek payment or recovery of any amounts owed under this Guaranty from any one particular fund or source; (vi) any requirement that the Agent protect, secure, perfect or insure any security interest or Lien or any property subject thereto or exhaust any right or take any action against any Borrower, any Loan Party or any other Person or any Collateral; and (vii) any other defense available to Guarantor. Guarantor agrees that the Agent and the Lenders shall have no obligation to marshall any assets in favor of Guarantor or against or in payment of any or all of the Obligations.

(b)           To the fullest extent permitted by applicable law, Guarantor hereby waives: (i) any rights to assert against any of the Agent or a Lender any defense (legal or equitable), set-off, counterclaim, or claim which Guarantor may now or at any time hereafter have against the Borrowers or any other party liable to any of the Agent or a Lender; (ii) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, enforceability of the guarantied Obligations or any security therefor, or any defense based on suretyship or impairment of collateral; (iii) any defense arising by reason of any claim or defense based upon an election of remedies by any of the Agent or a Lender, including any defense based upon an election of remedies by any of the Agent or a Lender under the laws of any jurisdiction; and (iv) the benefit of any statute of limitations affecting Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to Guarantor’s liability hereunder.

(c)         If any of the Obligations at any time are secured by a mortgage or deed of trust upon real property, the Agent or a Lender may elect, in their sole discretion, upon a default with respect to the Obligations, to foreclose such mortgage or deed of trust judicially or nonjudicially in any manner permitted by law, before or after enforcing this Guaranty, without diminishing or affecting the liability of Guarantor hereunder. Guarantor understands that (i) by virtue of the operation of any antideficiency law applicable to nonjudicial foreclosures or any similar laws of any jurisdiction, an election by the Agent or a Lender nonjudicially to foreclose such a mortgage or deed of trust probably would have the effect of impairing or destroying rights of subrogation, reimbursement, contribution, or indemnity of Guarantor against the Borrowers or other guarantors or sureties, and (ii) absent the waiver given by Guarantor herein, such an election would estop the Agent and the Lenders from enforcing this Guaranty against Guarantor. Understanding the foregoing, and understanding that the Guarantor hereby is relinquishing a defense to the enforceability of this Guaranty, Guarantor hereby waives any right to assert against the Lenders any defense to the enforcement of this Guaranty, whether denominated “estoppel” or otherwise, based on or arising from an election by the Agent or a Lender nonjudicially to foreclose any such mortgage or deed of trust.  Guarantor understands that the effect of the foregoing waiver may be that Guarantor may have liability hereunder for amounts with respect to which Guarantor may be left without rights of subrogation, reimbursement, contribution, or indemnity against the Borrowers or other guarantors or sureties. Guarantor also agrees that the “fair market value” provisions of the laws of any jurisdiction shall have no applicability with respect to the determination of Guarantor’s liability under this Guaranty.

(d)         Without limiting the generality of any other waiver or other provision set forth in this Guaranty, Guarantor waives all rights and defenses that Guarantor may have if the Borrowers’ debt is secured by real property. This means, among other things:

(i)           The Agent and the Lenders may collect from Guarantor without first foreclosing on any real or personal property collateral that may be pledged by the Borrowers.

(ii)          If the Agent and the Lenders foreclose on any real property collateral that may be pledged by the Borrowers:

(1)         the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

(2)           the Agent and the Lenders may collect from Guarantor even if the Agent and the Lenders, by foreclosing on the real property collateral, have destroyed any right Guarantor may have to collect from the Borrowers.

This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have if the Borrowers’ debt is secured by real property.

(e)           WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, GUARANTOR WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY THE AGENT AND THE LENDERS, EVEN THOUGH THAT ELECTION OF REMEDIES, SUCH AS A NONJUDICIAL FORECLOSURE WITH RESPECT TO SECURITY FOR A GUARANTIED OBLIGATION, HAS DESTROYED GUARANTOR’S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST THE BORROWERS BY THE LAWS OF ANY JURISDICTION.

SECTION 5.    Subrogation.  Guarantor agrees not to exercise any rights which it may acquire by way of subrogation hereunder, by any payment made by it hereunder or otherwise, until such date after the Maturity Date on which all of the Obligations and all other fees, costs and expenses to be paid by the Guarantor pursuant hereto shall have been Paid in Full. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Obligations and all such other expenses shall not have been paid in full, such amount shall be held in trust for the benefit of the Agent and the Lenders, shall be segregated from the other funds of the Guarantor and shall forthwith be paid over to the Agent to be applied in whole or in part by the Agent against the Obligations, whether matured or unmatured, and all such other expenses in accordance with the terms of the Financing Agreement. If (i) Guarantor shall make payment to the Agent of all or any portion of the Obligations and (ii) all of the Obligations and all such other fees, costs and expenses shall be paid in full, the Agent will, at Guarantor’s request, execute and deliver to Guarantor (without recourse, representation or warranty) appropriate documents necessary to evidence the transfer by subrogation to Guarantor of an interest in the Obligations resulting from such payment by Guarantor, such subrogation to be fully subject and subordinate, however, to the collection by the Agent and the Lenders of all other amounts due to the Agent and the Lenders by the Borrowers and each other Loan Party under the Financing Agreement and the other Loan Documents.

SECTION 6.    Representations and Warranties.  Guarantor hereby represents and warrants as follows:

(a)           Guarantor (i) is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization as set forth on the first page hereof, (ii) has all requisite power and authority to execute, deliver and perform this Agreement and each other Loan Document to be executed and delivered by it pursuant hereto and to consummate the transactions contemplated hereby and thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(b)           The execution, delivery and performance by Guarantor of this Guaranty and each other Loan Document to which Guarantor is a party (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any contractual restriction binding on or affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien, security interest or other charge or encumbrance upon or with respect to any of its properties other than pursuant to any Loan Document, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to it or its operations or any of its properties.

(c)           No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body is required in connection with the due execution, delivery and performance by Guarantor of this Guaranty or any of the other Loan Documents to which Guarantor is a party.

(d)           Each of this Guaranty and the other Loan Documents to which Guarantor is a party is a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws.

(e)           There is no pending or, to the best knowledge of Guarantor, threatened action, suit or proceeding against Guarantor or to which any of the properties of Guarantor is subject, before any court or other Governmental Authority or any arbitrator that (i) could have a Material Adverse Effect or (ii) relates to the Financing Agreement or any other Loan Document or any of the transactions contemplated hereby or thereby.

(f)            Guarantor now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Borrowers and the other Loan Parties, and has no need of, or right to obtain from, the Agent or any Lender any credit or other information concerning the affairs, financial condition or business of any of the Borrowers or the other Loan Parties that may come under the control of the Agent or any Lender.

SECTION 7.    Right of Set-off.  Upon the occurrence and during the continuance of any Event of Default, the Agent and the Lenders may, and are hereby authorized to, at any time and from time to time, without notice to Guarantor (any such notice being expressly waived by Guarantor) and to the fullest extent permitted by law, set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent or any Lender to or for the credit of the account of Guarantor against any and all obligations of the Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not the Agent or any Lender shall have made any demand under this Guaranty and although such obligations may be contingent or unmatured. The Agent and the Lenders agree to notify the Guarantor promptly after any such set-off and application made by the Agent or such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent and the Lenders under this Section 7 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Agent and the Lenders may have.

SECTION 8.    Notices, Etc.  All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied or delivered, if to Guarantor, to it c/o Frederick’s at its address set forth in the Financing Agreement; if to the Agent, to it at its address set forth in the Financing Agreement; or, as to any such Person, at such other address as shall be designated by such Person in a written notice to such other Persons complying as to delivery with the terms of this Section 8. All such notices and other communications shall be effective (i) if mailed, when received or three days after deposited in the mails, whichever occurs first, (ii) if telecopied, when transmitted and a confirmation is received, or (iii) if delivered, upon delivery.

SECTION 9.    Consent to Jurisdiction; Waiver of Immunities.

(a)           Guarantor hereby irrevocably submits to the jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of the State of New York in any action, suit or proceeding arising out of or relating to this Guaranty, and Guarantor hereby irrevocably agrees that all claims in respect of such action, suit or proceeding may be heard and determined in the State of New York or such federal court. Guarantor consents to the service of any and all process in any such action, suit or proceeding by mailing (by certified or registered mail, postage prepaid and return receipt requested) or delivering a copy of such process to Guarantor at its address set forth in Section 8 hereof or at such other address of which the Agent shall have been notified pursuant thereto. Guarantor agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)           Nothing in this Section 9 shall affect the right of the Agent to serve legal process in any other manner permitted by law or affect the right of the Agent to bring any action, suit or proceeding against Guarantor or its property in the courts of any other jurisdictions.

(c)           Guarantor hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such action, suit or proceeding brought in any such court referred to above and any claim that any such action, suit or proceeding has been brought in an inconvenient forum. To the extent that Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Guaranty and the other Loan Documents.

(d)           To the extent that Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Guaranty

(e)           Guarantor hereby expressly and irrevocably waives any right it may have to claim or recover in any action, suit or proceeding referred to in this Section 9 any special, exemplary, punitive or consequential damages.

SECTION 10.  WAIVER OF JURY TRIAL.  GUARANTOR AND, BY ACCEPTANCE HEREOF, THE AGENT AND EACH LENDER WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS GUARANTY, THE LOAN DOCUMENTS OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS GUARANTY, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

SECTION 11.  Miscellaneous.

(a)           Guarantor will make each payment hereunder in lawful money of the United States of America and in immediately available funds to the Agent, for the benefit of the Lenders, at such address specified by the Agent from time to time by notice to the Guarantor.

(b)           No amendment of any provision of this Guaranty shall be effective unless it is in writing and signed by Guarantor and the Agent, and no waiver of any provision of this Guaranty, and no consent to any departure by Guarantor therefrom, shall be effective unless it is in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c)           No failure on the part of the Agent to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agent and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agent and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agent and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.

(d)           Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(e)           This Guaranty shall (i) be binding on Guarantor and its successors and assigns, and (ii) inure, together with all rights and remedies of the Agent and the Lenders hereunder, to the benefit of the Agent and the Lenders and their respective successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, to the extent permitted by Section 9.07 of the Financing Agreement, any Lender may assign or otherwise transfer its rights under any Loan Document, to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Lenders herein or otherwise. None of the rights or obligations of Guarantor hereunder may be assigned or otherwise transferred without the prior written consent of the Agent.

(f)           This Guaranty and the other Loan Documents represent the entire agreement of the Guarantor, the Agent and the other Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any of the other Lenders relative to the subject matter thereof not expressly set forth or referred to herein or in the other Loan Documents.

(g)           Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(h)           This Guaranty shall be governed by and construed in accordance with the law of the State of New York.

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed by an officer thereunto duly authorized, as of the date first above written.

GUARANTOR:

Fredericks.com, Inc.

By:	/s/ Thomas Rende
Name: Thomas Rende
Title: Chief Financial Officer